EXHIBIT 10.10

FIRST AMENDMENT TO

STOCK OPTION AWARD AGREEMENT

BETWEEN JOHN J. LIMBERT

AND

NB&T FINANCIAL GROUP, INC.

WHEREAS, John J. Limbert (“Optionee”) and NB&T Financial Group, Inc. (“Company”) entered into a Stock Option Award Agreement (Non-Qualified Stock Option) effective March 20, 2006 (the “Agreement”), pursuant to which Company granted Optionee an option to purchase common shares of Company; and

WHEREAS, Section 409A was added to the Internal Revenue Code (“Section 409A”) effective January 1, 2005, and final regulations were issued under Section 409A effective January 1, 2009; and

WHEREAS, Section 409A may apply to the option granted under the Agreement; and

WHEREAS, pursuant to Section 11 of the Agreement, Company may amend the Agreement for the purposes of avoiding penalties under Section 409A; and

WHEREAS, Company desires to amend the Agreement for the purpose of avoiding penalties under Section 409A.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company agrees as follows:

1. Section 4(b) of the Agreement is hereby amended by adding the following sentence to the end: “Notwithstanding the foregoing, any adjustment made pursuant to this Section 4(b) shall be made in accordance with the requirements of Section 409A of the Code, to the extent applicable.”

2. Section 5 of the Agreement is hereby amended by adding the following sentence to the end:

“In the event of any delay in the issuance of COMMON SHARES pursuant to this Section 5, the COMPANY shall issue such COMMON SHARES on the first day that it reasonably anticipates that such issuance will not violate such applicable federal and state securities laws.”

IN WITNESS WHEREOF, the Company hereby adopts this First Amendment effective as of the date set forth above.

COMPANY

By:

Its:

ACKNOWLEDGED AND AGREED:

John J. Limbert

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